UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2019

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On January 16, 2019, the Board of Directors of Monmouth Real Estate Investment Corporation (the “Company”) authorized an increase to its previously announced common stock repurchase program (the “Program”) by an additional $40 million of the Company’s common stock, bringing the total available under the Program to $50 million. The timing, manner, price and amount of any repurchase will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. To date, the Company has not repurchased any common stock pursuant to the Program and the Company may elect not to repurchase any common stock in the future. The Program may be suspended or discontinued at the Company’s discretion without prior notice. The Program has no termination date.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
KEVIN S. MILLER
Chief Financial and Accounting Officer

Date January 16, 2019

3